Exhibit 99.1

      Rock-Tenn Company Reports Third Quarter Fiscal 2005 Results


     NORCROSS, Ga.--(BUSINESS WIRE)--August 5, 2005--Rock-Tenn Company (NYSE:RKT) today reported financial results for the quarter ended June 30, 2005, its third quarter of fiscal 2005. The Company's results included 25 days of sales and income from the Gulf States paperboard and packaging businesses ("GSPP") that were acquired on June 6, 2005.

    -- Net sales for the third quarter of fiscal 2005 were $424.7 million compared to net sales in the third quarter of fiscal 2004 of $397.3 million.

    -- The Company reported income from continuing operations of $12.0 million, or $0.33 per diluted share, for the quarter compared to a loss of $4.1 million, or $0.12 per diluted share, in the prior year quarter.

    -- The GSPP assets contributed $40.1 million in net sales and $7.1 million to pre-tax operating income during the quarter.

    -- Operating income for the third quarter of fiscal 2005 included pre-tax restructuring and other costs of $0.8 million, or $0.01 per diluted share after-tax, and an additional $1.5 million pre-tax charge, or $0.03 per diluted share after-tax, due to the interim award determination in the Seven Hills arbitration proceeding.

    -- Net income for the quarter included $5.6 million after-tax, or $0.16 per diluted share, for a change in tax provision resulting primarily from the resolution of historical federal and state reserves.

    Segment Results

    Packaging Products Segment

    Packaging Products segment sales were $239.2 million in the third quarter of fiscal 2005 compared to $231.5 million in the third quarter of fiscal 2004, primarily due to additional sales related to the GSPP acquisition offset by a decrease in net sales at other Rock-Tenn facilities. Packaging Products segment operating income was $10.6 million and $11.7 million in the third quarters of fiscal 2005 and 2004, respectively. Increased operating income due to the GSPP acquisition was offset by lower volumes and higher operating costs at the other Rock-Tenn folding carton plants.

    Merchandising Displays and Corrugated Packaging Segment

    Merchandising Displays and Corrugated Packaging segment sales increased 10.1% from the prior year quarter to $83.5 million in the third quarter of fiscal 2005. The sales increase was primarily due to sales from the Athens corrugator, which Rock-Tenn acquired in August 2004. Operating income for the segment was $6.4 million in the third quarter of fiscal 2005, a 5% increase from the year ago quarter. Higher income from merchandising displays was somewhat offset by lower operating income from sales of corrugated packaging.

    Paperboard Segment

    Paperboard segment sales increased to $154.9 million in the third quarter of fiscal 2005 from $138.6 million in the third quarter of fiscal 2004 primarily as a result of the acquisition of the Demopolis mill. Operating income in the segment increased to $7.6 million in the third quarter of fiscal 2005 compared to $2.6 million in the prior year quarter. Recycled paperboard tons shipped in the third quarter of fiscal 2005 were 256,386 tons compared to 292,745 tons in the year ago quarter. The decline in recycled paperboard tons shipped was due to the closure of the Otsego mill in July 2004 and reduced tons shipped from clay-coated mills. The Company's recycled mills operated at 93% of capacity during the quarter compared to 98% in the prior year quarter. Sales price per ton from the recycled mills increased while fiber, energy, freight and chemical costs combined increased $7 per ton over the prior year quarter. The Demopolis mill operated at full capacity during the 25-day period Rock-Tenn owned the mill and shipped 26,713 tons of paperboard and 6,933 tons of softwood market pulp.

    Chairman and Chief Executive Officer's Statement

    Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "Our strong improvement in operating results over year to date results reflects the contribution to earnings of the Gulf States plants that we acquired on June 6, 2005. All of the Gulf States plants operated very well and we achieved on the closing date the $13 million of annualized synergies we projected when we announced the acquisition in April. Operating results of our merchandising displays and paperboard segments improved over the prior year quarter, but the improvements were offset by the lower results of Rock-Tenn's folding carton plants."
    "The September quarter typically sees seasonal volume gains in our folding carton and display businesses where we expect results to exceed the June quarter. We continue to expect earnings accretion from the GSPP acquisition where the acquired assets are performing well."

    Selling, General & Administrative Expenses

    Selling, general and administrative (SG&A) expenses were $50.6 million in the third quarter of fiscal 2005, up 4.2% over the prior year quarter. As a result of the GSPP acquisition and synergies Rock-Tenn has realized, SG&A as a percent of net sales in the third quarter of fiscal 2005 was 11.9%, decreasing from 12.2% of net sales in the prior year quarter.

    Financing

    Rock-Tenn's net debt was $909.1 million on June 30, 2005 compared to $396.3 million on March 31, 2005. After accounting for the $553.9 million used to finance the GSPP acquisition, Rock-Tenn's net debt decreased $41.1 million during the quarter. Also during the quarter, Rock-Tenn entered interest rate swap agreements to effectively fix the interest rate on $350 million of floating rate bank debt used to finance the GSPP acquisition to a fixed interest rate of 5.75%. The Company now has a 75%/25% fixed to floating rate debt ratio.
    During the quarter, Rock-Tenn Company funded the purchase price for the GSPP acquisition and made a voluntary contribution of $7.3 million to its pension plans.

    Cash Provided By Operating Activities

    Net cash provided by operating activities in the third quarter of fiscal 2005 was $62.1 million compared to cash provided by operating activities from continuing operations of $21.0 million in the prior year quarter. The increase in operating cash flow was primarily attributable to the GSPP acquisition and a reduction in working capital.

    Conference Call

    The Company will host a conference call to discuss its results of operations for the third quarter of fiscal 2005 and other topics that may be raised during the discussion at 11:00 a.m., Eastern Time, on Friday, August 5, 2005. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

    About Rock-Tenn Company

    Rock-Tenn Company provides a wide range of marketing and packaging solutions to consumer products companies at low costs, with combined pro forma net sales of $2.1 billion and operating locations in the United States, Canada, Mexico and Chile. The Company is one of North America's leading manufacturers of packaging products, merchandising displays and bleached and recycled paperboard.

    Cautionary Statements

    Statements herein regarding, among others, expectations regarding seasonal volume gains, earnings accretion and asset performance constitute forward-looking statements within the meaning of the federal securities laws. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, the Company has made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for the Company's products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; and adverse changes in general market and industry conditions. Such risks are more particularly described in the Company's filings with the Securities and Exchange Commission, including under the caption "Business -- Forward-Looking Information and Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information as future events unfold.



                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

----------------------------------------------------------------------
                              FOR THE                FOR THE
                          THREE MONTHS ENDED     NINE MONTHS ENDED
                          June 30,   June 30,   June 30,   June 30,
                             2005       2004       2005       2004

----------------------------------------------------------------------
NET SALES                 $  424,679 $  397,281 $1,204,834 $1,163,391

Cost of Goods Sold           351,927    331,403  1,017,079    967,453

----------------------------------------------------------------------
Gross Profit                  72,752     65,878    187,755    195,938
Selling, General and
 Administrative Expenses      50,605     48,583    145,572    147,980
Restructuring and Other
 Costs                           777     21,317      3,977     27,065

----------------------------------------------------------------------
Operating Profit (Loss)       21,370     (4,022)    38,206     20,893
Interest Expense              (9,045)    (5,907)   (22,264)   (17,682)
Interest and Other Income
 (Loss)                          299       (478)       399       (274)
Income (Loss) from
 Unconsolidated Joint
 Venture                      (1,391)       288     (1,048)       155
Minority Interest in
 Income of Consolidated
 Subsidiaries                 (1,475)    (1,036)    (3,043)    (2,512)

----------------------------------------------------------------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES           9,758    (11,155)    12,250        580

Benefit for Income Taxes      (2,224)    (7,079)      (454)    (2,519)

----------------------------------------------------------------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS        11,982     (4,076)    12,704      3,099

Income from Discontinued
 Operations, Net of Taxes        ---        350        ---      7,964

NET INCOME (LOSS)         $   11,982 $   (3,726)$   12,704 $   11,063
----------------------------------------------------------------------

Weighted Average Common
 Shares Outstanding-Diluted   35,919     34,966     35,911     35,408

----------------------------------------------------------------------
Diluted Earnings (Loss)
 Per Share:
     Income (Loss) from
      Continuing
      Operations          $     0.33 $    (0.12)$     0.35 $     0.09

     Income from
      Discontinued
      Operations                0.00       0.01       0.00       0.22
                           ---------- ---------- ---------- ----------
Diluted Earnings (Loss)
 Per Share                $     0.33 $    (0.11)$     0.35 $     0.31

----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                     INDUSTRY SEGMENT INFORMATION
                              (UNAUDITED)
                  (IN THOUSANDS, EXCEPT TONNAGE DATA)



----------------------------------------------------------------------

                                 FOR THE               FOR THE
                            THREE MONTHS ENDED    NINE MONTHS ENDED
                           June 30,   June 30,   June 30,   June 30,
                              2005       2004       2005       2004

----------------------------------------------------------------------

NET SALES:

Packaging Products
 Segment                  $  239,211 $  231,526 $  679,767 $  672,173
Merchandising Displays
 and Corrugated Packaging
 Segment                      83,521     75,841    249,121    226,799
Paperboard Segment           154,929    138,560    415,463    402,964
Intersegment Eliminations    (52,982)   (48,646)  (139,517)  (138,545)

----------------------------------------------------------------------

TOTAL                     $  424,679 $  397,281 $1,204,834 $1,163,391

----------------------------------------------------------------------

INCOME FROM CONTINUING
 OPERATIONS BEFORE TAXES:

Packaging Products
 Segment                  $   10,648 $   11,714 $   21,644 $   28,959
Merchandising Displays
 and Corrugated Packaging
 Segment                       6,398      6,096     13,921     19,535
Paperboard Segment             7,597      2,639     15,601      8,130


----------------------------------------------------------------------

Segment Income            $   24,643 $   20,449 $   51,166 $   56,624
Restructuring and Other
 Costs                          (777)   (21,317)    (3,977)   (27,065)
Non-Allocated Expense         (3,887)    (2,866)   (10,031)    (8,511)
Interest Expense              (9,045)    (5,907)   (22,264)   (17,682)
Interest and Other Income
 (Loss)                          299       (478)       399       (274)
Minority Interest in
 Income of Consolidated
 Subsidiary                   (1,475)    (1,036)    (3,043)    (2,512)

----------------------------------------------------------------------

INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE TAXES             $    9,758 $  (11,155)$   12,250 $      580


----------------------------------------------------------------------


Recycled Paperboard
 Shipped (in tons)           256,386    292,745    764,577    859,020
SBS Board Shipped (in
 tons)                        26,713        ---     26,713        ---
Pulp Shipped (in tons)         6,933        ---      6,933        ---

----------------------------------------------------------------------


                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)
                            (IN THOUSANDS)

----------------------------------------------------------------------

                                   FOR THE             FOR THE
                              THREE MONTHS ENDED   NINE MONTHS ENDED
                              June 30,  June 30,  June 30,  June 30,
                                 2005      2004      2005       2004

----------------------------------------------------------------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
Income (loss) from continuing
 operations                  $  11,982 $  (4,076)$  12,704  $   3,099

Items in income not affecting
 cash:
Depreciation and amortization   20,493    18,387    57,523     55,546
Deferred income taxes            2,410     1,068     1,961     (3,320)
Income tax benefit of
 employee stock options            ---       213       127        401
Loss on bond repurchase            ---       872       ---        872
Deferred compensation expense      499       449     1,247      1,011
(Gain) loss on disposal of
 property, plant and
 equipment and other, net       (1,782)       49    (1,701)    (2,121)
Minority interest in income
 of consolidated subsidiaries    1,475     1,036     3,043      2,512
(Income) loss from
 unconsolidated joint venture    1,391      (288)    1,048       (155)
Pension funding (more) less
 than expense                   (3,126)  (15,866)    4,514     (7,269)
Impairment loss and
 other non-cash items              ---    19,180       (74)    25,799
(Gain) loss on currency
 transactions                      (95)     (230)      246       (471)
Net changes in operating
 assets and liabilities         28,862       213    18,087    (20,169)

----------------------------------------------------------------------

CASH PROVIDED BY OPERATING
 ACTIVITIES FROM CONTINUING
 OPERATIONS                     62,109    21,007    98,725     55,735
Cash provided by (used for)
 operating activities from
 discontinued operations           ---       (78)      ---        373
                              --------   --------   --------  --------

NET CASH PROVIDED BY
 OPERATING ACTIVITIES           62,109    20,929    98,725     56,108

----------------------------------------------------------------------

INVESTING ACTIVITIES:

Capital expenditures           (11,742)  (18,269)  (34,194)   (48,613)
Purchases of marketable
 securities                    (20,000) (112,890) (195,250)  (248,410)
Maturities and sales of
 marketable securities          51,230   119,390   223,480    227,280
Cash paid for purchase of
 businesses, net of cash
 received                     (553,893)     (193) (553,968)    (1,287)
Cash contributed to joint
 venture                           (32)      (44)      (49)      (147)
Proceeds from sale of
 property, plant and
 equipment                       2,804       249     5,312      5,427

----------------------------------------------------------------------

CASH USED FOR INVESTING
 ACTIVITIES FROM
 CONTINUING OPERATIONS        (531,633)  (11,757) (554,669)   (65,750)
Cash provided by (used for)
 investing activities from
 discontinued Operations           ---        (5)      ---     61,916
                              --------   --------   --------  --------
NET CASH USED FOR INVESTING
 ACTIVITIES                   (531,633)  (11,762) (554,669)    (3,834)

----------------------------------------------------------------------

FINANCING ACTIVITIES:

Net additions (repayments) to
 revolving credit facilities   170,000       ---   170,000     (3,500)
Additions to debt              310,500       ---   310,500        ---
Repayments of debt                (106)  (23,249)   (9,817)   (32,495)
Proceeds from monetizing swap
 contracts                         ---       (95)      ---      4,074
Payment on termination of
 swaps                          (4,245)      ---    (4,245)       ---
Debt issuance costs             (3,810)      (27)   (3,874)       (27)
Issuance of common stock           903     2,914     3,662      5,699
Purchases of common stock         (244)      ---      (244)       ---
Cash dividends paid to
 shareholders                   (3,238)   (2,997)   (9,688)    (8,966)
Distribution to minority
 interest                       (1,400)   (1,225)   (1,925)    (1,575)

----------------------------------------------------------------------

CASH PROVIDED BY (USED FOR)
 FINANCING ACTIVITIES          468,360   (24,679)  454,369    (36,790)

----------------------------------------------------------------------

Effect of exchange rate
 changes on cash                   (46)      (15)      209        402

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS           (1,210)  (15,527)   (1,366)    15,886

Cash and cash equivalents:
Beginning of period             28,505    45,586    28,661     14,173

----------------------------------------------------------------------

End of period                $  27,295 $  30,059 $  27,295  $  30,059

----------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION:
Cash paid during the period
 for:
     Income taxes, net of
      refunds                $    (615)$   1,694 $   4,090  $  12,248
     Interest, net of amounts
      capitalized                   66       181    14,914     17,456

----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (UNAUDITED)
                            (IN THOUSANDS)

----------------------------------------------------------------------
                                      JUNE 30,   MARCH 31,  SEPT. 30,
                                         2005        2005       2004

----------------------------------------------------------------------

ASSETS:

Cash and cash equivalents            $   27,295 $   28,505 $   28,661

Investment in marketable
 securities                                 ---     31,230     28,230

Receivables - net                       201,344    161,299    177,378

Inventories - at LIFO cost              208,732    128,896    127,359

Other current assets                     32,903     26,520     22,286

Current assets held for sale                160        427      1,526

----------------------------------------------------------------------

TOTAL CURRENT ASSETS                    470,434    376,877    385,440

----------------------------------------------------------------------

Land, building and equipment - net      893,983    543,441    552,803

Intangible and other assets             445,696    343,114    345,570

----------------------------------------------------------------------

TOTAL ASSETS                         $1,810,113 $1,263,432 $1,283,813

----------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY:

Current portion of debt              $  135,308 $   74,716 $   83,906
Hedge adjustments resulting
 from terminated interest rate
 derivatives or swaps                       192        767      2,148
Hedge adjustments resulting
 from existing interest rate
 derivatives or swaps                       (99)      (393)      (294)
                                        --------   --------   --------
Total current portion of debt           135,401     75,090     85,760

Other current liabilities               216,605    165,137    183,756
----------------------------------------------------------------------

TOTAL CURRENT LIABILITIES               352,006    240,227    269,516

----------------------------------------------------------------------

Long-term maturities of debt            801,104    381,300    381,694
Hedge adjustments resulting
 from terminated interest
 rate derivatives or swaps               12,693     17,935     19,087
Hedge adjustments resulting
 from existing interest
 rate derivatives or swaps                  ---     (8,544)    (2,480)
                                        --------   --------   --------
Total long-term debt                    813,797    390,691    398,301

Deferred income taxes                    89,227     85,163     84,947

Other long-term items                   104,533    104,952     93,448

Shareholders' equity                    450,550    442,399    437,601

----------------------------------------------------------------------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                 $1,810,113 $1,263,432 $1,283,813

----------------------------------------------------------------------

Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      ------------------------------------------------
Average Price Per Ton(a)
----------------------
All Tons
     2003                  419      406      423      421        417
     2004                  422      424      439      455        435
     2005                  467      472      491      ---        ---

Tons Shipped
------------
Coated and Specialty(a)
     2003              217,318  241,905  239,293  234,606    933,122
     2004              230,710  248,743  248,078  224,881    952,412
     2005              210,566  209,706  211,628      ---        ---


Corrugated Medium
     2003               40,815   41,459   40,413   45,023    167,710
     2004               43,880   42,942   44,667   46,103    177,592
     2005               42,691   45,228   44,758      ---        ---

Bleached Paperboard
     2005                  ---      ---   26,713

Market Pulp
     2005                  ---      ---    6,933

Total
     2003              258,133  283,364  279,706  279,629  1,100,832
     2004              274,590  291,685  292,745  270,984  1,130,004
     2005              253,257  254,934  290,032      ---        ---

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our joint venture with LaFarge North America, Inc.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Thousands)

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                   ---------------------------------------------------

Packaging Segment
 Sales
     2003             $173,677 $196,277 $210,180 $221,268   $801,402
     2004              208,875  231,772  231,526  235,912    908,085
     2005              221,764  218,792  239,211      ---        ---
Packaging Income
     2003               $4,924   $9,951  $10,792  $12,893   $ 38,560
     2004                7,037   10,208   11,714    9,038     37,997
     2005                5,274    5,722   10,648      ---        ---
Return On Sales
     2003                  2.8%     5.1%     5.1%     5.8%       4.8%
     2004                  3.4%     4.4%     5.1%     3.8%       4.2%
     2005                  2.4%     2.6%     4.5%     ---        ---

Merchandising Displays
 and Corrugated Packaging
 Segment Sales
     2003              $75,067  $66,130  $71,738  $78,303   $291,238
     2004               73,518   77,440   75,841   91,475    318,274
     2005               79,510   86,090   83,521      ---        ---

Merchandising Displays
 and Corrugated
 Packaging Income
     2003               $7,221   $5,266   $6,858   $9,224   $ 28,569
     2004                5,932    7,507    6,096    9,540     29,075
     2005                2,688    4,835    6,398      ---        ---
Return on Sales
     2003                  9.6%     8.0%     9.6%    11.8%       9.8%
     2004                  8.1%     9.7%     8.0%    10.4%       9.1%
     2005                  3.4%     5.6%     7.7%     ---        ---

Paperboard Segment
 Sales
     2003             $121,797 $128,863 $128,855 $130,426   $509,941
     2004              128,262  136,142  138,560  136,918    539,882
     2005              128,703  131,831  154,929      ---        ---
Paperboard Income
     2003               $5,308   $6,408   $6,017   $4,031   $ 21,764
     2004                3,130    2,361    2,639    7,621     15,751
     2005                4,354    3,650    7,597      ---        ---
Return on Sales
     2003                  4.4%     5.0%     4.7%     3.1%       4.3%
     2004                  2.4%     1.7%     1.9%     5.6%       2.9%
     2005                  3.4%     2.8%     4.9%     ---        ---

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Thousands except EPS Data)

                          1st      2nd     3rd     4th
                         Quarter  Quarter Quarter Quarter  Fiscal Year
                          -------------------------------------------

Income (Loss)
 From Continuing
 Operations
     2003             $  4,945 $  7,131 $  7,853 $  9,612   $ 29,541
     2004                4,166    3,009   (4,076)   6,552      9,651
     2005                  482      240   11,982      ---        ---

Diluted EPS From
 Continuing Operations
     2003             $   0.14 $   0.21 $   0.23 $   0.27   $   0.85
     2004                 0.12     0.09    (0.12)    0.18       0.27
     2005                 0.01     0.01     0.33      ---        ---

Net Income (Loss)
     2003             $  5,070 $  7,330 $  7,212 $  9,964   $ 29,576
     2004               11,879    2,910   (3,726)   6,585     17,648
     2005                  482      240   11,982      ---        ---

Diluted EPS
     2003             $   0.15 $   0.21 $   0.21 $   0.28   $   0.85
     2004                 0.34     0.08    (0.11)    0.18       0.50
     2005                 0.01     0.01     0.33      ---        ---

Depreciation & Amortization
     2003             $ 17,953 $ 17,502 $ 17,791 $ 19,437   $ 72,683
     2004               18,602   18,557   18,387   18,643     74,189
     2005               18,451   18,579   20,493      ---        ---

Capital Expenditures
     2003             $ 16,393 $ 15,002 $ 12,114 $ 13,893   $ 57,402
     2004               15,421   14,923   18,269   12,210     60,823
     2005               10,174   12,278   11,742      ---        ---


    Non-GAAP Measures

    Net Debt

    We have defined the non-GAAP measure Net Debt to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing interest rate derivatives or swaps, the balance of our cash and cash equivalents and certain other investments that we consider to be readily available to satisfy such debt obligations.
    Rock-Tenn management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of Net Debt to the most directly comparable GAAP measures, Total Current Portion of Debt and Total Long-term Debt, Less Current Portion:


Debt Reconciliation
-----------------------------------------

                                         June 30,  March 31, Sept. 30,
                                            2005       2005      2004
                                         -----------------------------
Total Current Portion of Debt             $135,401   $75,090  $85,760
Total Long-term Debt, Less Current
 Portion                                   813,797   390,691  398,301
                                         -----------------------------
                                           949,198   465,781  484,061
Less:  Hedge Adjustments Resulting
 From Terminated Interest Rate
 Derivatives or Swaps                      (12,885)  (18,702) (21,235)
Less:  Hedge Adjustments Resulting
 From Existing Interest Rate
 Derivatives or Swaps                           99     8,937    2,774
                                         -----------------------------
                                           936,412   456,016  465,600
Less:  Cash and Cash Equivalents           (27,295)  (28,505) (28,661)
Less:  Investment in Marketable
 Securities                                    ---   (31,230) (28,230)
                                         -----------------------------
Net Debt                                  $909,117  $396,281 $408,709
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    CONTACT: Rock-Tenn Company, Norcross
             David Rees, 678-291-7552